CERTIFICATION PURSUANT TO

18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the amended annual report of Spindle, Inc. (the "Company") on Form 10-K/A for the year ended December 31, 2016, as filed with the Securities and Exchange Commission on the date hereof (the "Report"), I, Jack A. Scott, acting in the capacity of as the Principal Executive Officer of the Company, and I, John Devlin, acting in the capacity as the Principal Financial Officer of the Company, certify to the best of my knowledge, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

(1)

The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)

The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

/s/ Jack A. Scott

     Jack A. Scott

     Interim Chief Executive Officer

     Principal Executive Officer

/s/ John Devlin

     John Devlin

     Interim Chief Financial Officer

     Principal Financial Officer

     February 15, 2018